EXHIBIT 4

                                FORM OF DEBENTURE


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                                                                       EXHIBIT 4

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND CANNOT BE SOLD OR TRANSFERRED UNLESS AND UNTIL THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION UNDER SUCH ACT OR LAWS IS AVAILABLE. THE TRANSFERABILITY OF THESE SECURITIES IS FURTHER SUBJECT TO THE PROVISIONS OF A PURCHASE AGREEMENT DATED AS OF JULY 29, 1997 AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN.

                         CLASS A 13% CONVERTIBLE SENIOR
                   SUBORDINATED PAY-IN-KIND DEBENTURE DUE 1999

                                  July 29, 1997

LOGIMETRICS, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of ____________ (together with its, his or her successors and assigns, the "Holder") the principal amount of $__________ Dollars ($_________)in lawful money of the United States, together with interest thereon calculated from the date hereof and payable in accordance with the provisions of this debenture ("Debenture").

      By accepting this Debenture, the Holder agrees that the obligations of the Company to the Holder under this Debenture shall be subordinated only to the Senior Debt (as hereinafter defined) of the Company, all upon the terms set forth in paragraph 4 hereof.

      This Debenture may be surrendered for transfer or exchange by the Holder hereof upon surrender of this Debenture, together with a properly completed bond power or other instrument of transfer, and any required signature guarantees, at the office of the Company set forth in Section 11 hereof. Upon proper surrender, the Company shall issue one or more replacement Debentures of like tenor registered in the names and in the denominations requested by the surrendering Holder and dated the date of issuance thereof; provided, however, that (i) appropriate adjustments shall be made to reflect the date of issue and principal amount of each such replacement Debenture, (ii) the aggregate principal amount of all Debentures, excluding Accrued Interest Debentures (as defined below), shall be limited to $3,583,333, and (iii) no Debenture shall be issued in a principal amount of less than $50,000 unless in connection with a transfer resulting from the complete liquidation of the original Holder of this Debenture. All Debentures shall rank pari passu.

      1. Payment of Interest. Subject to subparagraph 6(c)(xviii)(C) hereof, interest will accrue from the date hereof at the rate of thirteen percent (13%) per annum on the unpaid principal amount of this Debenture outstanding from time to time on the basis of a 360-day year for the actual number of days elapsed. Subject to paragraph 4 hereof, the Company will pay to the Holder all accrued and unpaid interest on this Debenture on October 15, 1997 and quarterly thereafter, in arrears, on the 15th day of January, the 15th day of April, the 15th day of July and the 15th day of October (each, an "Interest Payment Date") to and including the earlier to occur of the Conversion Date (hereinafter defined) or the Due Date (hereinafter defined). Interest will


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accrue at the greater of the Default Rate (hereinafter defined) and the rate of fifteen percent (15%) per annum on any principal payment past due under this Debenture and, unless prohibited under applicable law (and if so prohibited then only to the extent not so prohibited), on any interest which has not been paid on the date on which it is due and payable (without giving effect to any applicable grace periods or paragraph 4 hereof) until such time as payment therefor is actually delivered to the Holder.

            On each Interest Payment Date other than the Due Date (as defined below), in payment of the interest due on this Debenture on such Interest Payment Date, the Company shall deliver to the Holder of this Debenture a new Debenture (an "Accrued Interest Debenture"), in the form of this Debenture, dated such Interest Payment Date (and bearing interest from such Interest Payment Date) and having a principal amount corresponding to the interest due on this Debenture on such Interest Payment Date. On the Due Date, in payment of the interest due on this Debenture on such date, the Company shall deliver, at the option of the Holder, either (a) a cash payment in such amount, or (b) the number of shares of Common Stock, par value $.01 per share ("Common Stock"), into which Accrued Interest Debentures would be convertible pursuant to Section 6 hereof if Accrued Interest Debentures had been issued to the Holder on the Due Date in payment of such interest and such Accrued Interest Debentures were converted by the Holder immediately thereafter. Unless the Holder gives the Company not less than 10 days' prior written notice of the exercise of such option, the Holder shall be deemed to have irrevocably elected to receive payment of such interest in cash on the Due Date. Any exercise or deemed exercise of such option shall be binding on any subsequent Holder of this Debenture.

      2. Payment of Principal on Debenture.

            (a) Scheduled Payments. The Company will repay the principal amount of this Debenture on July 29, 1999 ("Due Date").

            (b) Optional Prepayment. At any time after April 29, 1998, provided that the Registration Statement (hereinafter defined) is effective and available for sales of Registrable Securities (hereinafter defined) thereunder, the Company may at any time hereafter prepay, without premium or penalty, all (but not less than all) of the outstanding principal amount of the Debentures (including, for this purpose, the Accrued Interest Debentures), together with interest accrued on such prepaid amount to the date of payment; provided (i) the average closing price of the Company's Common Stock on days the Common Stock traded during the 120-day period immediately preceding the date of the notice provided for in paragraph (c) hereinbelow shall have been not less than $5.00, and (ii) the closing price of the Common Stock for each of the 30 trading days immediately preceding the date of such notice shall have been not less than $5.00, adjusted in each case for stock splits, stock dividends or other similar transactions affecting the price of the Common Stock. All such prepayments shall be applied pro rata to all of the Debentures. At the option of the Holder, interest accrued on the prepaid amount to the date of payment shall be paid either (a) in cash or (b) by the issuance by the Company to the Holder of shares of Common Stock into which Accrued Interest Debentures would be convertible pursuant to Section 6 hereof if Accrued Interest Debentures had been issued to the Holder on such date in payment of such interest and such Accrued Interest Debentures were converted by the Holder immediately thereafter. Unless the Holder gives the Company not less than 10 days' prior written notice of the exercise of such option, the Holder shall be deemed to have irrevocably elected to receive payment of such interest in cash. Any exercise or deemed exercise of such option shall be binding on any subsequent Holder of this Debenture.


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            (c) Notice of Prepayment. The Company will give written notice of its election to prepay this Debenture to the Holder in person or by registered or certified mail, return receipt requested, at least thirty (30) and not more than forty-five (45) days prior to the date of prepayment. On the date of prepayment specified in the Company's notice, the Company will deliver to the Holder of this Debenture in person or by registered or certified mail, return receipt requested, a cashier's or certified check for the entire outstanding principal amount being prepaid, together with all accrued interest thereon through the date of prepayment.

      3. Intentionally Omitted.

      4. Subordination. The Company's payment, whether voluntary or involuntary, whether in cash, property, securities or otherwise and whether by application of offset or otherwise (hereinafter "Payment") of any of its obligations under this Debenture, other than the issuance of Accrued Interest Debentures, shall be subject to the following restrictions:

            (a) Subordination to Senior Debt. Anything in this Debenture to the contrary notwithstanding, the obligations of the Company in respect of the principal of and interest (including any premium or penalty) on this Debenture and any other amounts due under this Debenture (the "Subordinated Debt") shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the Senior Debt. "Senior Debt", when used with respect to the Company, means (i) the Company's indebtedness to North Fork Bank ("Bank") under (A) that certain $640,000.04 Restated and Amended Term Loan Note, dated April 25, 1997, and (B) that certain $2,200,000 Sixth Restated and Amended Revolving Credit Note, dated April 25, 1997, in each case, together with interest thereon and (ii) renewals, extensions, refinancings, deferrals, restructurings, amendments, modifications and waivers of the indebtedness described in clause (i) above.

            (b) Default on Senior Debt. So long as the Senior Debt has not been paid in full, if there shall occur a default in the payment when due of any amount due and owing on account of Senior Debt (any of the foregoing being a "Senior Debt Default") then, from and after the receipt of written notice thereof from the holder of Senior Debt unless and until such Senior Debt Default shall have been remedied or waived the Company will not make any Payment on any Subordinated Debt, and the Holders of Subordinated Debt will not receive or accept any direct or indirect Payment in respect thereof, and the Company may not redeem or otherwise acquire any Subordinated Debt.

            (c) Changes in Senior Debt. Any holder of Senior Debt may, at any time and from time to time, without the consent of, or notice to, the Holder and without incurring responsibility to the Holder, and without impairing or releasing the obligations of the Holder hereunder:

                  (i) Change the manner, place or terms of payment or change or extend the time of payment of or renew or alter the Senior Debt or any portion thereof; provided, however, that without the written consent of the Majority Holders (hereinafter defined) the principal amount of and interest rate applicable from time to time to Senior Debt may not be increased (other than pursuant to the terms of the Senior Debt as such terms existed on the date of issuance hereof);


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                  (ii) Sell, exchange, release or otherwise deal with any
      collateral securing the Senior Debt or any other property by whomsoever at any time pledged or mortgaged to secure, or however securing, the Senior Debt or any portion thereof; and

                  (iii) Apply any sums by whomsoever paid or however released to the Senior Debt or any portion thereof.

            (d) Consent to Senior Debt. By acceptance of this Debenture, the Holder hereby consents to the making of Senior Debt and hereby acknowledges that each current and future holder of Senior Debt has relied, and in the future will rely, upon the terms of this Debenture. The holders of Senior Debt shall have no liability to the Holder and the Holder hereby waives any claim which it may have now or hereafter against any holder of Senior Debt arising from any and all actions which any holder of Senior Debt may take or omit to take in good faith with regard to the Senior Debt or its rights or obligations hereunder.

            (e) Payments in Trust. Until the Senior Debt has been repaid in full, in the event the Holder shall receive any Payment in contravention of the provisions of this paragraph 4 including, Payments arising under the subordination provisions of any other indebtedness of the Company, the Holder shall hold all such Payments so received in trust for the holders of Senior Debt and shall forthwith turn over all such Payments to the holders of Senior Debt in the form received (except for the endorsement or assignment of the Holder as necessary, without recourse or warranty) to be applied to payment of the Senior Debt whether or not then due and payable. Any Payment so received in trust and turned over to the holders of Senior Debt shall not be deemed a Payment in satisfaction of the Subordinated Debt by the Company.

            (f) Payment in full of Senior Debt; Subrogation. If any Payment to which a Holder of Subordinated Debt would otherwise have been entitled but for the provisions of this paragraph 4 shall have been applied, pursuant to the provisions of this paragraph 4, to the payment of Senior Debt, then and in such case, the Holder of the Subordinated Debt (i) shall be entitled to receive from the holders of Senior Debt at the time outstanding any payments or distributions received by such holders of Senior Debt in excess of the amount sufficient to pay all Senior Debt in cash in full (whether or not then due), and (ii) following payment of the Senior Debt in full, shall be subrogated to any right of the holders of Senior Debt to receive any and all further payments or distributions applicable to Senior Debt, until all the Subordinated Debt shall have been paid in full. If the Holder of the Subordinated Debt shall have been subrogated to the rights of the holders of Senior Debt due to the operation of this paragraph 4(f), the Company agrees to take all such reasonable actions as are requested by such Holders of the Subordinated Debt in order to cause such Holders to be able to obtain payments from the Company with respect to such subrogation rights as soon as possible.

            (g) No Impairment of the Company's Obligations. Nothing contained in this paragraph 4, as between the Company and the Holder of this Debenture, shall impair the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal of and interest on this Debenture as and when the same shall become due and payable in accordance with the terms hereof.

            (h) Advances in Reliance. The Holder of this Debenture, by its acceptance hereof, agrees that each holder of Senior Debt has advanced funds or may in the future advance funds in reliance upon the terms and conditions hereof.


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            (i) Non-Waiver of Rights. No right of any holder of Senior Debt to enforce its right of subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            (j) Recaptured Payments. Any Payments received by a holder of Senior Debt from the Company or the Holder which, in connection with an Insolvency Event or Proceeding (hereinafter defined), is required to be remitted to the payor or the bankrupt estate shall not be deemed a Payment to such holder of Senior Debt for all purposes hereunder.

      5. Security. The obligations of the Company to the Holder of this Debenture (including the obligation to pay the Accrued Interest Debentures when due) are secured by certain Collateral to the extent provided in the Amended and Restated Security Agreement, dated as of March 7, 1996, as amended and restated as of July 29, 1997 ("Security Agreement"), made by the Company in favor of Holders of the Debentures. In addition to all rights and remedies provided herein, Holders of the Debentures are entitled to the benefits provided in the Security Agreement. By accepting this Debenture, the Holder hereof agrees to be bound by the terms of the Security Agreement.

      6. Conversion Rights.

            (a) The Holder of this Debenture has the right (the "Conversion Right"), exercisable at his, her or its option at any time during which the principal amount of this Debenture is outstanding, to convert this Debenture, but only in whole, into Written (Share) shares of Common Stock, subject to adjustment in certain circumstances as provided herein.

            (b) The Conversion Right is exercisable upon surrender of this Debenture, together with a conversion notice, in the form attached hereto as Exhibit A, duly executed and completed, evidencing the election of the Holder to exercise the Conversion Right, at the Company's principal office at 50 Orville Drive, Bohemia, New York 11716. The registered owner of this Debenture shall become the record holder of the shares of Common Stock issuable upon conversion as of the date of exercise of the Conversion Right (the "Conversion Date"). The shares issued in connection with the Conversion Right shall be registered initially in the name of the Holder, and delivered to the Holder no later than two (2) business days after receipt of a properly completed conversion notice. Upon conversion, the Company shall pay to the Holder accrued but unpaid interest on this Debenture up to, but excluding, the Conversion Date. At the option of the Holder, such accrued but unpaid interest shall be paid either (a) in cash or
(b) by the issuance by the Company to the Holder of shares of Common Stock into which Accrued Interest Debentures would be convertible pursuant to Section 6 hereof if Accrued Interest Debentures had been issued to the Holder on such date in payment of such interest and such Accrued Interest Debentures were converted by the Holder immediately thereafter. Unless the Holder gives the Company not less than 10 days' prior written notice of the exercise of such option, the Holder shall be deemed to have irrevocably elected to receive payment of such interest in cash. Any exercise or deemed exercise of such option shall be binding on any subsequent Holder of this Debenture.


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            (c) In case, at any time or from time to time after the date of issuance of this Debenture ("Issuance Date"), the Company shall issue or sell shares of its Common Stock (other than any Common Stock issuable upon the exercise or conversion of (i) the Debentures (and any replacement Debenture or Debentures issued upon transfer or exchange of this Debenture), (ii) any Accrued Interest Debentures (and any replacement Accrued Interest Debenture or Accrued Interest Debentures issued upon transfer or exchange of the Accrued Interest Debentures), (iii) the Company's Amended and Restated Class B 13% Convertible Senior Subordinated Pay-in-Kind Debentures due 1999 (the "Class B Debentures") (and any replacement Class B Debenture or Class B Debentures issued upon transfer or exchange of the Class B Debentures), (iv) any additional securities issued in lieu of cash interest otherwise payable on the Class B Debentures (the "Class B Accrued Interest Debentures") (and any replacement Class B Accrued Interest Debenture or Class B Accrued Interest Debentures issued upon transfer or exchange of the Class B Accrued Interest Debentures), (v) securities outstanding on the date hereof, (vi) awards made pursuant to the Company's Stock Compensation Program (the "Plan"), (vii) awards made pursuant to any incentive compensation plan or arrangement approved by the Company's Board of Directors or by the Compensation Committee of the Company's Board of Directors, (viii) the Company's Series G Warrants, (ix) the Company's Series H Warrants, or (x) the Company's Series I Warrants) (such securities, collectively, the "Subject Securities") for a consideration per share less than $.52 per share ("Trigger Price"), or, if a Pro Forma Adjusted Trigger Price (hereinafter defined) shall be in effect as provided below in this paragraph (c), then less than such Pro Forma Adjusted Trigger Price per share, then and in each such case the Holder of this Debenture, upon the conversion hereof as provided in paragraph (a) hereof, shall be entitled to receive, in lieu of the shares of Common Stock theretofore receivable upon the conversion of this Debenture, a number of shares of Common Stock determined by (a) dividing the Trigger Price by a Pro Forma Adjusted Trigger Price per share to be computed as provided below in this paragraph (c), and (b) multiplying the resulting quotient by the number of shares of Common Stock into which this Debenture is then convertible. A Pro Forma Adjusted Trigger Price per share shall be the price computed (to the nearest cent, a fraction of half cent or more being considered a full cent):

            by dividing (i) the sum of (x) the result obtained by multiplying the number of shares of Common Stock of the Company outstanding immediately prior to such issue or sale by the Trigger Price (or, if a Pro Forma Adjusted Trigger Price shall be in effect, by such Price), and (y) the consideration, if any, received by the Company upon such issue or sale, by (ii) the number of shares of Common Stock of the Company outstanding immediately after such issue or sale.

For the purpose of this paragraph (c):

                  (i) In case the Company splits its Common Stock or shall declare any dividend, or make any other distribution, upon any stock of the Company of any class payable in Common Stock, or in any stock or other securities directly or indirectly convertible into or exchangeable for Common Stock (any such stock or other securities being hereinafter called "Convertible Securities"), such split, declaration or distribution shall be deemed to be an issue or sale (as of the record date for such split, dividend or other distribution), without consideration, of such Common Stock or such Convertible Securities, as the case may be.


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                  (ii) In case the Company shall issue or sell any Convertible
      Securities other than the Subject Securities, there shall be determined the price per share for which Common Stock is issuable upon the conversion or exchange thereof, such determination to be made by dividing (a) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (b) the maximum number of shares of Common Stock of the Company issuable upon the conversion or exchange of all such Convertible Securities.

                  If the price per share so determined shall be less than the Trigger Price (or, if a Pro Forma Adjusted Trigger Price shall be in effect, less than such Price) as of the date of such issue or sale, then such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange, upon the conversion or exchange thereof, the Pro Forma Adjusted Trigger Price per share shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of such rights of conversion or exchange of such Convertible Securities, if any thereof shall not have been exercised, the Pro Forma Adjusted Trigger Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those issued or sold upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such conversion or exchange, plus the consideration, if any, actually received by the Company for the issue or sale of all such Convertible Securities which shall have been converted or exchanged.

                  (iii) In case the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Common Stock of any class other than the Subject Securities, there shall be determined the price per share for which Common Stock is issuable upon the exercise of such rights or options, such determination to be made by dividing (a) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, by (b) the maximum number of shares of Common Stock issuable upon the exercise of such rights or options.

                  If the price per share so determined shall be less than the Trigger Price (or, if a Pro Forma Adjusted Trigger Price shall be in effect, less than such Price) as of the date of such issue or sale, then the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of shares of Common Stock at the price per share so determined, provided that, if such rights or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the Company upon the exercise thereof, the Pro Forma Adjusted


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      Trigger Price per share shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same, and provided, further, that upon the expiration of such rights or options, if any thereof shall not have been exercised, the Pro Forma Adjusted Trigger Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made on the basis that the only shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

                  (iv) In case the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Convertible Securities other than the Subject Securities, such Convertible Securities shall be deemed, for the purposes of subparagraph (iii) above, to have been issued or sold for the total amount received or receivable by the Company as consideration for the granting of such rights or options plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options, provided that, upon the expiration of such rights or options, if any thereof shall not have been exercised, the Pro Forma Adjusted Trigger Price per share shall forthwith be readjusted and thereafter be the price which it would have been had an adjustment been made upon the basis that the only Convertible Securities so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised.

                  (v) In case any shares of stock or other securities, other than Common Stock of the Company, shall at any time be receivable upon the conversion of this Debenture, and in case any additional shares of such stock or any additional such securities (or any stock or other securities convertible into or exchangeable for any such stock or securities) shall be issued or sold for a consideration per share such as to dilute the purchase rights evidenced by this Debenture, then and in each such case the Pro Forma Adjusted Trigger Price per share shall forthwith be adjusted, substantially in the manner provided for above in this paragraph
      (c), so as to protect the Holder of this Debenture against the effect of such dilution.

                  (vi) In case any shares of Common Stock or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, after deducting any expenses incurred and any underwriting or similar commissions, compensation or concessions paid or allowed by the Company in connection with such issue or sale.

                  (vii) In case any shares of Common Stock or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash (or a consideration which includes cash and other assets) then, for the purpose of this paragraph (c), the Board of Directors of the Company shall promptly determine the fair


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

      value of such consideration, and such Common Stock, Convertible Securities, rights or options shall be deemed to have been issued or sold on the date of such determination in good faith. Such value shall not be more than the amount at which such consideration is recorded in the books of the Company for accounting purposes except in the case of an acquisition accounted for on a pooling of interest basis. In case any Common Stock or Convertible Securities or any rights or options to subscribe for, purchase or otherwise acquire any Common Stock or Convertible Securities shall be issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, the Board of Directors of the Company shall promptly determine in good faith what part of the consideration so received is to be deemed to be the consideration for the issue or sale of such Common Stock or Convertible Securities or such rights or options.

                  The Company covenants and agrees that, should any determination of fair value of consideration or of allocation of consideration be made by the Board of Directors of the Company, pursuant to this subparagraph (vii), it will, not less than seven (7) days after any and each such determination, deliver to the Holder of this Debenture a certificate signed by the President or a Vice President and the Treasurer or an Assistant Treasurer of the Company reciting such value as thus determined and setting forth the nature of the transaction for which such determination was required to be made, the nature of any consideration, other than cash, for which Common Stock, Convertible Securities, rights or options have been or are to be issued, the basis for its valuation, the number of shares of Common Stock which have been or are to be issued, and a description of any Convertible Securities, rights or options which have been or are to be issued, including their number, amount and terms.

                  (viii) In case the Company shall take a record of the holders of shares of its stock of any class for the purpose of entitling them (a) to receive a dividend or a distribution payable in Common Stock or in Convertible Securities, or (b) to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Common Stock issued or sold or deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, or the date of the granting of such rights of subscription, purchase or other acquisition, as the case may be.

                  (ix) The number of shares of Common Stock outstanding at any given time shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but shall exclude shares in the treasury of the Company.

                  (x) Following each computation or readjustment of a Pro Forma Adjusted Trigger Price as provided in this paragraph (c), the newly computed or adjusted Pro Forma Adjusted Trigger Price shall remain in effect until a further computation or readjustment thereof is required by this paragraph (c).

                  (xi) In case at any time or from time to time after the Issuance Date the holders of the Common Stock of the Company of any class (or any other shares of stock or other securities at the time receivable upon the exercise of this Debenture)


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      shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive:

                        (A) other or additional stock or other securities or
            property (other than cash) by way of dividend;

                        (B) any cash paid or payable out of capital or paid-in
            surplus or surplus created as a result of a revaluation of property by way of dividend; or

                        (C) other or additional (or less) stock or other
            securities or property (including cash) by way of stock-split, spin-off, split-off, split-up, reclassification, combination of shares or similar corporate rearrangement;

(other than additional shares of Common Stock issued to holders of Common Stock as a stock dividend or stock-split, adjustments in respect of which shall be covered by the provisions of this paragraph (c)), then in each case the Holder of this Debenture, upon the conversion hereof as provided in paragraph (a) hereof, shall be entitled to receive, in lieu of, or in addition to, as the case may be, the shares theretofore receivable upon the conversion of this Debenture, the amount of stock or other securities or property (including cash in the cases referred to in clauses (B) and (C) above) which such Holder would hold on the date of such exercise if, on the Issuance Date, he, she or it had been the holder of record of the number of shares of Common Stock of the Company into which this Debenture is convertible and had thereafter, during the period from the Issuance Date to and including the date of such conversion, retained such shares and/or all other or additional (or less) stock or other securities or property (including cash in the cases referred to in clauses (B) and (C) above) receivable by him, her or it as aforesaid during such period, giving effect to all adjustments called for during such period by paragraph (c) and subparagraph
(xii) hereof.

                  (xii) In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time deliverable on the conversion of this Debenture) after the date hereof, or in case, after such date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, then and in each such case the Holder of this Debenture, upon the conversion hereof as provided in paragraph (a) hereof, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Debenture immediately prior thereto, all subject to further adjustments as provided for herein; in each such case, the terms of this Debenture shall be applicable to the shares of stock or other securities or property receivable upon the conversion of this Debenture after such consummation.

                  (xiii) The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any shares of stock receivable upon the conversion of this Debenture above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable stock upon the conversion of this Debenture.

                  (xiv) In each case of an adjustment in the number of shares of Common Stock or other stock, securities or property receivable on the conversion of this Debenture, at the request of the Holder of this Debenture the Company at its expense shall promptly cause independent public accountants of recognized standing, selected by the Company, to compute such adjustment in accordance with the terms of this Debenture and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of
      (A) the consideration received or to be received by the Company for any additional shares issued or sold or deemed to have been issued or sold,
      (B) the number of shares of Common Stock outstanding or deemed to be outstanding and (C) the Pro Forma Adjusted Trigger Price. The Company will forthwith mail a copy of each such certificate to the Holder of this Debenture.

                  (xv) In case:

                        (A) the Company shall take a record of the holders of
            its Common Stock (or other stock or securities at the time deliverable upon the conversion of this Debenture) for the purpose of entitling or enabling them to receive any dividend (other than a cash or stock dividend at the same rate as the rate of the last cash or stock dividend theretofore paid) or other distribution, or to exercise any preemptive right pursuant to the Company's charter, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

                        (B) of any capital reorganization of the Company, any
            reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

                        (C) of the voluntary or involuntary dissolution,
            liquidation or winding up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Debenture a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the times, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Debenture) shall be entitled to exchange their shares of Common Stock of any class (or such other stock or securities) for reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up or (iii) the amount and character of the stock or other securities proposed to be issued or granted, the date of such proposed issuance or grant and the persons or class of persons to whom such stock or other securities are to be offered, issued or granted. Such notice shall be mailed at least thirty (30) days prior to the date therein specified.

                  (xvi) The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of this Debenture and other similar Debentures, such shares of Common Stock and other stock, securities and property as from time to time shall be issuable upon the exercise of this Debenture and all other similar Debentures at the time outstanding.

                  (xvii) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Debenture of like tenor.

                  (xviii) (A) On or prior to October 27, 1997, the Company will file a registration statement ("Registration Statement") with the Securities and Exchange Commission ("SEC") covering the shares of Common Stock issuable upon conversion of the Debentures and any Accrued Interest Debentures (and covering such other securities as the Company shall determine in its sole discretion) (collectively "Registrable Securities"), and will use its best efforts to cause the Registration Statement to become effective on or prior to the ninetieth day after such filing and to keep the Registration Statement effective until the earlier of (i) seven years from the date it is declared effective by the SEC, or (ii) the sale of all of the Registrable Securities.

                        (B) The following provisions shall be applicable to the
            Registration Statement:

                              (aa) The Company will use its best efforts to
                  cause the Registration Statement to become effective as promptly as possible, and if any stop order shall be issued by the SEC in connection therewith to use its reasonable efforts to obtain the removal of such order. Following the effective date of the Registration Statement, the Company shall, upon the request of the Holder, forthwith supply such reasonable number of copies of the Registration Statement, preliminary prospectus and prospectus meeting the requirements of the Act, and other documents necessary or incidental to a public offering of the Registrable Securities, as shall be reasonably requested by the Holder to permit the Holder to make a public distribution of its, his or her Registrable Securities; provided, however, that by accepting this Debenture, the Holder agrees, if requested by the managing underwriter(s) in connection with an underwritten public offering of the Company's equity securities, to enter into a customary agreement with such managing underwriter(s) not to offer for sale or sell its, his or her Registrable Securities for up to 180 days after such offering. The Company will use its reasonable efforts to qualify the Registrable Securities for sale in such states as the holder of Registrable Securities shall reasonably request, provided that no such qualification will be required in any jurisdiction where, solely as a result thereof, the Company would be subject to service of general process or to taxation or qualification as a foreign corporation doing business in such jurisdiction. The obligations of the Company hereunder with respect to the Holder's Registrable Securities are expressly conditioned on the Holder's furnishing to the Company such appropriate information concerning the Holder, the Holder's Registrable Securities and the terms of the Holder's offering of such Registrable Securities as the Company may reasonably request.

                              (bb) The Company shall pay all expenses incurred
                  in complying with the provisions of this subparagraph (xviii), including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel to the Company, securities law and blue sky fees and expenses and the expenses of any regular and special audits incident to or required by any such registration. All underwriting discounts and selling commissions applicable to the sales of the Registrable Securities, and any state or federal transfer taxes payable with respect to the sales of the Registrable Securities and all fees and disbursements of counsel for the Holder, if any, in each case arising in connection with registration of the Registrable Securities shall be payable by the Holder.

                              (cc) In connection with the registration of the
                  Registrable Securities pursuant to this subparagraph (xviii), the Company shall indemnify and hold harmless the Holder, its affiliates, officers, directors, partners, employees, agents and representatives, each person, if any, who controls the Holder within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person deemed to be an underwriter of the Registrable Securities and any person claiming by or through any of them (collectively, the "Indemnified Persons") from and against all losses, claims, damages, expenses or liabilities (or actions in respect thereof) arising out of or are based upon any untrue statement of any material fact contained in the Registration Statement or alleged untrue statement, under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and will reimburse the Indemnified Persons for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to any Indemnified Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in the Registration Statement, said preliminary prospectus or said final prospectus or said amendment or supplement or any document incident thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Holder.

                              (dd) The Holder will indemnify and hold harmless
                  the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company from and against any and all such losses, claims, damages or liabilities arising from any untrue statement in, or omission from, the Registration Statement, any such preliminary or final prospectus, amendment, or supplement or document incident thereto if the statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Holder for use in connection with the preparation of the Registration Statement or such prospectus or amendment or supplement thereof.

                              (ee) The reimbursements required by clauses (cc)
                  and (dd) shall be made by periodic payments during the course of the investigation or defense as and when bills are received or expenses incurred; provided, however, that to the extent that an indemnified party receives periodic payments for legal or other expenses during the course of an investigation or defense, and such party subsequently received payments for such expenses from any other parties to the proceeding, such payments shall be used by the indemnified party to reimburse the indemnifying party for such periodic payments. Any party which proposes to assert the right to be indemnified under clause (cc) or (dd) will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against any indemnified party hereunder, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the failure to so notify such indemnifying party of any such action, suit or proceeding shall not relieve the indemnifying party from any obligation which it may have to any indemnified party hereunder unless and only to the extent that the indemnifying party is prejudiced by said lack of notice. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expense, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party, when and as incurred, unless (A) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (B) the indemnified party has reasonably concluded (based on advice of counsel), that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (C) the indemnified party shall have reasonably concluded (based on advice of counsel) that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party), or (D) the indemnifying party shall not in fact have employed counsel to assume the defense of such action within 15 days after receipt of notice of such action. An indemnifying party shall not be liable for any settlement or any action or claim effected without its consent, which shall not be unreasonably withheld.

                              (ff) If the indemnification provided for in this
                  subparagraph (xviii) is unavailable to any indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth herein, any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                              (gg) The Company and the Holder agree that it
                  would not be just and equitable if contribution pursuant to clause (ff) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding any other provision hereof, in no event shall the contribution obligation of the Holder be greater in amount than the excess of (A) the dollar amount of net proceeds received by the Holder upon the sale of the securities giving rise to such contribution obligation over (B) the dollar amount of any damages that the Holder has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                              (hh) Neither the filing of the Registration
                  Statement by the Company pursuant to this Agreement nor the making of any request for prospectuses by the Holder shall impose upon the Holder any obligation to convert his, her or its Debentures or to sell his, her or its Registrable Securities.

                              (ii) The Holder, upon receipt of notice from the
                  Company that an event has occurred which requires a post-effective amendment to the Registration Statement or a supplement to the prospectus included therein, shall promptly discontinue the sale of his, her or its Registrable Securities until the Holder receives a copy of a supplemented or amended prospectus from the Company, which the Company shall provide as soon as practicable after such notice.

                        (C) In the event (a) the Registration Statement is not
            filed by the Company with the SEC on or prior to October 27, 1997, or (b) the Registration Statement has not been declared effective by the SEC on or prior to January 25, 1998, the annual interest rate on the Debentures shall be the rate per annum ("Default Rate") which is 13% increased by one and one-half percent (1-1/2%) per annum for the first three (3) months immediately following the expiration of such ninety (90) day period or one hundred eighty (180) day period, as the case may be, and by an additional one-half of one percent (1/2%) per annum at the beginning of each subsequent thirty (30) day period thereafter, until such time as the requirements of clause (a) or (b) above, as the case may be, have been satisfied, at which time all increases in the interest rate borne by the Debentures resulting from the operation of this sentence shall terminate and the interest rate borne by the Debentures shall revert to the rate that otherwise would be in effect but for the operation of this sentence; provided, however, that in no event shall the interest rate borne by the Debentures exceed seventeen percent (17%) per annum pursuant to this sentence.

      7.    Covenants.

            (a) Affirmative Covenants: The Company will, and with respect to the agreements set forth in subsections (i) through (viii) hereof, will cause each subsidiary to:

                  (i) with respect to its properties, assets and business, maintain insurance against loss or damage, to the extent that property, assets and businesses of similar character are usually so insured by companies similarly situated and operating like properties, assets or businesses with responsible insurance companies satisfactory to the Majority Holders said insurance to indicate the Agent (as defined in the Security Agreement) as an additional insured;

                  (ii) duly pay and discharge all taxes or other claims which might become a lien upon any of its properties except to the extent that such items are being in good faith appropriately contested;

                  (iii) maintain, preserve and keep its properties in good repair, working order and condition, and make all reasonable repairs, replacements, additions, betterments and improvements thereto;

                  (iv) conduct its business in substantially the same manner and in substantially the same fields as such business is now carried on and conducted;

                  (v) comply with all statutes, rules and regulations and maintain its corporate existence;

                  (vi) provide the Holder with the following financial information:

                        (A) annually, as soon as available, but in any event
            within one hundred twenty (120) days after the last day of each fiscal year, audited financial statements, including balance sheets as of the last day of the fiscal year and statements of income and retained earnings and changes in financial condition for such fiscal year each prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP") for the period and prior periods by independent Certified Public Accountants satisfactory to the Majority Holders;

                        (B) as soon as available, but in any event within
            forty-five (45) days after the end of each fiscal quarter, internally prepared financial statements of the Company each prepared in accordance with GAAP and jobs-in-progress reports for said period and prior periods;

                        (C) within a reasonable time after a written request
            therefor, such other financial data or information as the Holder may reasonably request from time to time;

                        (D) at the same time as it delivers the financial
            statements required under the provisions of subsections (A) and (B) hereof, a certificate signed by the president or the chief financial, or accounting, officer of the Company, to the effect that no Event of Default hereunder or material default under any other agreement to which the Company is a party or by which it is bound, or by which any of its properties or assets may be affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default, has occurred;

                        (E) on a monthly basis, no later than the tenth (10th)
            day after each such month, backlog reports and accounts receivable agings of the Company;

                  (vii) permit the Holder to make or cause to be made, inspections and audits of any books, records and papers of the Company and of any parent or subsidiary thereof and to make extracts therefrom at all such reasonable times and as often as the Holder may reasonably require;

                  (viii) immediately give notice to the Holder that an Event of Default has occurred or that an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and specifying the action which the Company has taken and proposes to take with respect thereto.

            (b) Financial Covenants:

                  (i) At the end of each fiscal quarter, the Company shall maintain a Tangible Net Worth of (-3,042,322) or greater (as calculated in accordance with GAAP). For purposes hereof "Tangible Net Worth" shall mean, at any date, (i) the net book value of assets (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP) after all appropriate adjustments in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) plus (ii) subordinated indebtedness, in each case computed in accordance with GAAP; and

                  (ii) At the end of each fiscal quarter, the Company shall report a net income (gross income less taxes and extraordinary items) of not less than $1.00.

            (c) Negative Covenants: The Company will not, and will not permit any subsidiary to:

                  (i) create, incur, assume or suffer to exist any liability for borrowed money, except (A) indebtedness to the Bank or any other financial institution constituting "Senior Debt" hereunder; (B) indebtedness outstanding on the date hereof; (C) indebtedness represented by the Company's 13% Senior Subordinated Interest Note (the "Note") (and any replacement Note or Notes issued upon transfer or exchange of the Note),
      (D) indebtedness represented by the Debentures (and any replacement Debenture or Debentures issued upon transfer or exchange of the Debentures); (E) indebtedness represented by the Accrued Interest Debentures (and any replacement Accrued Interest Debenture or Accrued Interest Debentures issued upon transfer or exchange of the Accrued Interest Debentures); (F) indebtedness represented by the Class B Debentures (and any replacement Class B Debenture or Class B Debentures issued upon transfer or exchange of the Class B Debentures); (G) indebtedness represented by the Class B Accrued Interest Debentures (and any replacement Class B Accrued Interest Debenture or Class B Accrued Interest Debentures issued upon transfer or exchange of the Class B Accrued Interest Debentures); and (H) other indebtedness for borrowed money (whether or not constituting a refinancing of existing indebtedness) so long as (x) such indebtedness is not secured by collateral securing repayment of the Debentures, (y) such indebtedness contains provisions reasonably satisfactory to the Majority Holders subordinating the payment of principal and interest thereon to the prior payment of principal and interest on the Debentures, and (z) the incurrence of which will not cause an Event of Default, or an event which with notice or the lapse of time or both would constitute an Event of Default, hereunder (collectively, "Permitted Indebtedness");

                  (ii) create, incur, assume or suffer to exist, any mortgage, pledge, lien or encumbrance of or upon or security interest in, any of its property or assets now owned or hereafter acquired except (A) mortgages, liens, pledges and security interests securing Permitted Indebtedness; (B) other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially impair the use thereof in the operation of its business; (C) liens for taxes or other governmental charges which are not delinquent or which are being contested in good faith and for which a reserve shall have been established in accordance with GAAP; (D) liens granted to secure purchase money financing of equipment, provided such liens are limited to the equipment financed; and
      (E) liens granted to refinance unencumbered equipment provided such liens are limited to the equipment refinanced and the incurrence of which will not cause a default hereunder or in any Senior Debt;

                  (iii) assume, endorse, be or become liable for or guarantee the obligations of any other person except by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business;

                  (iv) (A) terminate any pension plan so as to result in any material liability to The Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (the "PBGC"), (B) engage in or permit any person to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended) involving any pension plan which would subject the Company to any material tax, penalty or other liability, (C) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any pension plan, or (D) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability to the PBGC by reason of termination of any pension plan;

                  (v) amend, supplement or modify the terms of the Subject Securities or increase the outstanding amount of any Subject Securities (excluding awards granted under the Plan or under an incentive compensation plan or arrangement approved by the Company's Board of Directors or by the Compensation Committee of the Company's Board of Directors) without the prior consent of the Majority Holders;

                  (vi) enter into any merger or consolidation unless the Company shall be the surviving entity in any such merger or consolidation, and after giving effect to the transaction no Event of Default and no event which with the giving of notice or passage of time or both would constitute an Event of Default shall have occurred and be continuing, or liquidate, wind-up or dissolve itself or sell, transfer or lease or otherwise dispose of all or any substantial part of its assets;

                  (vii) lend or advance money, credit or property to or invest in (by capital contribution, loan, purchase or otherwise) any firm, corporation, or other person except (A) investments in United States Government obligations and certificates of deposit of any bank institution with combined capital and surplus of at least $200,000,000, (B) trade credit, (C) security deposits, or acquire or otherwise cause any other entity to become a subsidiary of the Company (as used herein the term "subsidiary" means any corporation or other organization, whether incorporated or unincorporated, of which the Company or any other subsidiary of the Company beneficially owns a majority of the voting or economic interests),
      (D) loans made to Murray H. Feigenbaum and Jerome Deutsch in the aggregate principal amount of $162,950 existing on the date hereof, and (E) loans made to Norman M. Phipps and Michael Gaffney in the aggregate amount of $675,000 existing on the date hereof;

                  (viii) declare or pay any dividends or distributions on account of its capital stock or purchase, redeem, retire or otherwise acquire any of its capital stock or any securities convertible into, exchangeable for, or giving any person the right to acquire or otherwise subscribe for, any shares of the Company's capital stock; provided, however, that so long as no Event of Default or event which, with the giving of notice, the lapse of time, or both would constitute an Event of Default hereunder has occurred and is continuing, the Company may pay regular quarterly dividends on the Preferred Stock in accordance with the terms thereof; or

                  (ix) engage in any transaction with any person or entity who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company (an "Affiliate"), other than director and compensation arrangements with Affiliates serving as officers and/or directors of the Company approved by the Company's Board of Directors and other than transactions with Affiliates entered into in the ordinary course of business on terms which are at least as favorable to the Company as those available from unrelated third parties. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

      8.    Events of Default.

            (a) Definition. For the purposes of this Debenture, an Event of Default hereunder will be deemed to have occurred if:

                  (i) the Company fails to pay the principal amount of this Debenture when due (whether upon the Due Date, upon acceleration or otherwise), whether or not such payment is prohibited by paragraph 4 hereof;

                  (ii) the Company fails to pay any interest, premium or penalty on this Debenture when due and such failure has continued for a period of ten (10) days;

                  (iii) the Company fails to perform or observe the provisions set forth in Paragraphs 7(b) or 7(c) hereof;

                  (iv) the Company fails to perform or observe any provision contained in this Debenture or the Security Agreement (other than those specifically covered by the other provisions of this paragraph 8(a)) and, if such failure is capable of being cured, such failure continues for a period of 30 days after the Company's receipt of written notice thereof;

                  (v) the Company shall have failed to pay when due any amount due and owing under any indebtedness of the Company for borrowed money or any other default or event of default shall have occurred (and shall have continued beyond the expiration of any applicable grace period) under any indebtedness of the Company for borrowed money which would permit the holder thereof to accelerate the maturity thereof or there shall have been an acceleration of the stated maturity of any indebtedness of the Company for borrowed money;

                  (vi) the Security Agreement shall at any time after its execution and delivery and for any reason cease to constitute a valid and perfected lien and security interest in and to the Collateral (as defined therein) or the Company shall take any position inconsistent therewith or any of the provisions of the Security Agreement that permit the Holder to exercise its remedies thereunder cease to be in full force and effect;

                  (vii) the Company makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Company as bankrupt or insolvent; or any order for relief with respect to the Company is entered under the Federal Bankruptcy Code; or the Company petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Company or of any substantial part of the assets of the Company, or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction ("Insolvency Event or Proceeding"); or any such petition or application is filed, or any such proceeding is commenced, against the Company and either (y) the Company by any act indicates its approval thereof, consents thereto or acquiescence therein or (z) such petition application or proceeding is not dismissed within 60 days;

                  (viii) a final judgment which in the aggregate with other outstanding final judgments against the Company exceeds $250,000 shall be rendered against the Company and within 90 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 90 days after the expiration of such stay, such judgment is not discharged;

                  (ix) any representation or warranty made by the Company in the Purchase Agreement, dated July 29, 1997 between the Company and the original Holder of this Debenture, the Security Documents (as defined in such Purchase Agreement), or any other certificate or instrument delivered in connection therewith shall have been untrue in any material respect when made; or

                  (x) the Registration Statement shall not have become effective on or prior to April 25, 1998.

            (b)   Consequences of Events of Default.

                  (i) If any Event of Default (other than the type described in subparagraph 8(a)(vii) above) has occurred, the Holder or Holders of Debentures representing a majority of the aggregate principal amount of Debentures then outstanding (the "Majority Holders") may demand (by written notice delivered to the Company) immediate payment of all or any portion of the outstanding principal amount of the Debentures owed by such Holder or Holders. If such Majority Holders demand immediate payment of all or any portion of such Holder's or Holders' Debentures, the Company will, to the extent permitted under the provisions of paragraph 4 hereof, immediately pay to such Holder or Holders the principal amount of the Debentures requested to be paid (plus accrued interest hereon). If an Event of Default of the type described in subparagraph 8(a)(vii) above has occurred, then all of the outstanding principal amount of the Debentures shall automatically be immediately due and payable without any action on the part of any Holders of the Debentures.

                  (ii) If an Event of Default has occurred, each Holder of the Debentures will also have any other rights which such Holder may have pursuant to applicable law, in each case provided such rights are consistent with the provisions of paragraph 4 hereof.

      9. Amendment and Waiver. Except as otherwise expressly provided herein, the provisions of this Debenture may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Majority Holders, provided, however, neither the interest rate or principal amounts payable under the Debentures, the dates on which interest or principal under the Debentures is due nor the obligations to make payments on the Debentures on a pro rata basis shall be amended without the prior written consent of each Holder affected thereby, and further provided, however, that any amendment or waiver which might in any way adversely affect the holders of Senior Debt, including, but not limited to, any amendment or waiver affecting the provisions of paragraph 4 or this paragraph 9 shall require the prior written consent of each holder of Senior Debt. Any amendment or waiver effected in accordance with this paragraph 9 shall be binding upon each Holder of this Debenture and each future Holder of this Debenture.

      10. Cancellation. After all principal and accrued interest at any time owed on this Debenture has been paid in full, this Debenture will be surrendered to the Company for cancellation and will not be reissued.

      11. Place of Payment. Payments of principal and interest are to be delivered to the Holder at the office of the Company, 50 Orville Drive, Bohemia, New York 11716, or to such other address or to the attention of such other Person as specified by prior written notice to the Company.

      12. Waiver of Presentment, Demand and Dishonor. The Company hereby waives presentment for payment, protest, demand, notice of protest, notice of non-payment and diligence with respect to this Debenture, and waives and renounces all rights to the benefit of any statute of limitations or any moratorium, appraisement, exemption or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Debenture and any and all extensions, renewals and modifications hereof.

            No failure on the part of the Holder hereof or of any other Debentures to exercise any right or remedy hereunder with respect to the Company, whether before or after the happening of an Event of Default, shall constitute a waiver of any future Event of Default or of any other Event of Default. No failure to accelerate the debt of the Company evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or shall be deemed to be a novation of this Debenture or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right the Holder may have, whether by the laws of the state governing this Debenture, by agreement or otherwise; and the Company hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

      13. Usury. The Holder and the Company intend that the obligations evidenced by this Debenture conform strictly to the applicable usury laws from time to time in force. All agreements between the Company and the Holder, whether now existing or hereafter arising and whether oral or written, hereby are expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof or otherwise, shall the amount paid or agreed to be paid to the Holder, or collected by the Holder, by or on behalf of the Company for the use, forbearance or detention of the money to be loaned to the Company hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein of the Company to the Holder, or in any other document evidencing, securing or pertaining to such indebtedness evidenced hereby, exceed the maximum amount permissible under applicable usury law. If under any circumstances whatsoever fulfillment of any provision hereof or any other document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances the Holder ever shall receive from or on behalf of the Company an amount deemed interest, by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the Company's principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Company or to any other person making such payment on the Company's behalf.

      14. Governing Law. The validity, construction and interpretation of this Debenture will be governed by the internal laws, but not the law of conflicts and choices of law, of the State of New York.

      IN WITNESS WHEREOF, the Company has executed and delivered this Class A 13% Convertible Senior Subordinated Pay-in-Kind Debenture this 29th day of July, 1997.

                                        LOGIMETRICS, INC.


                                        By:
                                           -------------------------------------
                                        Name: Charles S. Brand
                                        Title: Chief Executive Officer

                                    EXHIBIT A

                               ELECTION TO CONVERT

                  (All capitalized terms used and not otherwise
                     defined herein shall have the meanings
             assigned to them in the Class A 13% Convertible Senior
                      Subordinated Pay-in-Kind Debentures)

LogiMetrics, Inc.
50 Orville Drive
Bohemia, New York 11716

TO WHOM IT MAY CONCERN:

      The undersigned registered owner of the attached Class A 13% Convertible Senior Subordinated Pay-in-Kind Debenture hereby irrevocably exercises the option to convert such Debenture into Common Stock of LogiMetrics, Inc. in accordance with the terms thereof, and directs that any shares issuable and deliverable upon the conversion be issued in the name of and delivered to the undersigned.


--------------------------------------------------------------------------------
                            [Name of Debentureholder]


Dated:               , 199
      ---------------     -